BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

02/10/2021

Work Order Item Number:	W2021020901248-1118705
Filing Number:	20211227992
Filing Type:	Certificate of Correction
Filing Date/Time:	2/9/2021 10:05:00 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0640482010-6

Entity Name: AMPLITECH GROUP, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

CORPORATE CREATIONS NETWORK INC.

8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E0640482010-6
Barbara K. Cegavske	Filing Number 20211227992
Secretary of State	Filed On 2/9/2021 10:05:00 AM
State Of Nevada	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Amplitech Group Inc. Entity or Nevada Business Identification Number (NVID): NV20111023140
2. Document:	Name of document with inaccuracy or defect: Certificate of Change Pursuant to NRS 78.209
3. Filing Date:	Filing date of document which correction is being made: February 5, 2021
4. Description:	Description of inaccuracy or defect: Effective date and time was left blank.
5. Correction:	Correction of inaccuracy or defect: Effective date and time: Date: February 17, 2021 Time: 12:01am
6. Signature: (Required)	X [signature] **Signature** Date

This form must be accompanied by appropriate fees.